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                                                                  Exhibit (b)(2)

                              TERM LOAN AGREEMENT

      THIS TERM LOAN AGREEMENT (this "Agreement") dated September 13, 2004, made by and between Boyd Bros. Transportation Inc., a Delaware corporation ("Borrower") and Dempsey Boyd ("Lender").


                              W I T N E S S E T H:

      WHEREAS, Borrower has requested Lender to lend it the sum of $4,600,000.00 on a term loan basis, and Lender is willing to do so upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the promises herein contained, Lender and Borrower, intending to be legally bound, agree as follows:

                           ARTICLE I. - THE TERM LOAN

      SECTION 1.1 GENERAL TERMS. Lender hereby agrees to lend to Borrower, and Borrower hereby agrees to borrow from Lender, upon the terms and conditions set forth in this Agreement, the principal sum of FOUR MILLION SIX HUNDRED THOUSAND AND NO/100 United States Dollars (U.S. $4,600,000.00) (the "Term Loan"). Borrower's obligation to repay the Term Loan and the interest thereon shall be evidenced by a promissory note (the "Note") in form and substance satisfactory to Lender. The form of the original Note is attached hereto as Exhibit A.

      SECTION 1.2 INTEREST RATE. Borrower agrees to pay interest on the Term Loan at the rate(s), on the date(s), and calculated by the method, set forth in the Note.

      SECTION 1.3 PAYMENTS OF PRINCIPAL AND INTEREST. Unless payment is required to be made earlier pursuant to Section 5.2 of this Agreement, Borrower shall make to Lender such payments of principal and interest on the Term Loan as are required by the terms of the Note.

      SECTION 1.4 PREPAYMENT. If the interest rate on the Term Loan is a variable rate, Borrower may prepay the Term Loan in full at any time without premium or penalty. If the interest rate on the Term Loan is a fixed rate, Borrower may not prepay the Term Loan in whole or in part, unless otherwise expressly provided in the Note (and upon payment of any prepayment premium provided for in the Note), and except as otherwise required by applicable law.

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                  ARTICLE II. - REPRESENTATIONS AND WARRANTIES;
                              CONDITIONS PRECEDENT

      To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender, as of the date hereof and except as otherwise expressly provided, as of all times until the Agreement is terminated and all obligations under the Term Loan are satisfied, that:

      SECTION 2.1 INCORPORATION, GOOD STANDING AND DUE QUALIFICATION. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposes to be engaged, and is qualified to do business and in good standing in all jurisdictions in which it conducts its business.

      SECTION 2.2 CORPORATE POWER AND AUTHORITY. The execution and delivery by Borrower of, and the performance by Borrower of its obligations under, this Agreement and the Note have been duly authorized by all requisite action on the part of Borrower and do not and will not (i) violate any provision of Borrower's certificate of incorporation, by-laws, or other organizational documents, any law, rule, regulation or any judgment, order or ruling of any court or governmental agency, or (ii) be in conflict with, result in a breach of, or constitute, following notice or lapse of time or both, a default under, any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property may be bound or affected.

      SECTION 2.3 LEGALLY ENFORCEABLE AGREEMENT. Each of this Agreement and the
Note is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

      SECTION 2.4 LITIGATION. There are no pending or threatened actions or proceedings before any court or administrative or governmental agency that may, individually or collectively, adversely affect in any material respect the financial condition, business operations or properties of Borrower.

      SECTION 2.5 FINANCIAL STATEMENTS. The financial statements for the year ended December 31, 2003 and for each of the quarters ended March 31, 2004 and June 30, 2004, previously delivered by Borrower to Lender, fairly and accurately present the financial condition of Borrower as of such dates and have been prepared in accordance with generally accepted accounting principles consistently applied. Since June 30, 2004, there has been no materially adverse change in the financial condition of Borrower, and, after due inquiry, there exists no material contingent liability or obligation assertable against Borrower.

      SECTION 2.6 OTHER AGREEMENTS. Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a materially adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of Borrower, or the ability of Borrower to carry out its obligations under the Agreement and the Note. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the

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obligations, covenants or conditions contained in any agreement or instrument material to its business.

      SECTION 2.7 TAXES. All federal, state and other tax returns of Borrower required by law to be filed have been completed in full and have been duly filed, and all taxes, assessments and withholdings shown on such returns or billed to Borrower have been paid, and Borrower maintains adequate reserves and accruals in respect of all such federal, state and other taxes, assessments and withholdings. There are no unpaid assessments pending against Borrower for any taxes or withholdings, and Borrower knows of no basis therefor.

      SECTION 2.8 PRIORITY OF OBLIGATIONS. Except as set forth in Article VIII below, the obligations of Borrower under this Agreement and the Note are not subordinated in right of payment to any other obligation of Borrower.

      SECTION 2.9 OPERATION OF BUSINESS; CONSENTS. Borrower possesses all permits, memberships, franchises, contracts, licenses, trademark rights, trade names, patents, and other authorizations necessary to enable it to conduct its business operations as now conducted, and no filing with, and no consent, permission, authorization, order or license of, any individual, entity, or governmental authority is necessary in connection with the execution, delivery, performance or enforcement of this Agreement or the Note.

      SECTION 2.10 NO DEFAULTS. No event has occurred and is continuing which is, or which with the giving of notice or lapse of time or both would be, an Event of Default (as defined in Article V) of this Agreement.

      SECTION 2.11 OWNERSHIP AND LIENS. Borrower has good and marketable title to all of its properties and assets including, without limitation, properties and assets reflected in the above-described financial statements (other than such properties and assets as have been disposed of in the ordinary course of business since the date of the most recent financial statement).

      SECTION 2.12 ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The minimum funding standards of Section 302 of ERISA have been met at all times with respect to all "plans" of Borrower to which such standards apply; Borrower has not made a "partial withdrawal" or a "complete withdrawal" from any "multi-employer plan"; and no "reportable event" or "prohibited transaction" has occurred with respect to any such "plan" (as all of the quoted terms are defined in ERISA).

      SECTION 2.13 ENVIRONMENT. Except as otherwise expressly disclosed by Borrower to Lender in writing on the date of this Agreement, no "hazardous substance" (as that term is defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ["CERCLA"]) has been released, discharged, disposed of, or stored in violation of law on any of Borrower's owned or leased real or personal property by Borrower, by any third party, or by any predecessor in interest or title to Borrower; Borrower and all of Borrower's properties are in compliance with all applicable local, state and federal

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environmental laws and regulations; no notice has been served on Borrower by any governmental authority or any individual or entity claiming violation of any environmental protection law or regulation, or demanding compliance with any environmental protection law or regulation, or demanding payment, indemnity, or contribution for any environmental damage or injury to natural resources; no "hazardous substance" (as defined in CERCLA) is produced or used in violation of law in Borrower's business; and no improvement on any real property owned or leased by Borrower contains any asbestos, including, without limitation, asbestos insulation on ceilings, piping or structural members or supports.

      SECTION 2.14 CONDITIONS PRECEDENT. Lender shall not be obligated to make the Term Loan until Borrower shall have furnished Lender, at Borrower's expense and as Lender may request from time to time, such evidence as Lender shall require regarding the truth of the foregoing representations and warranties, including, without limitation, opinions of Borrower's outside legal counsel, opinions and certificates of Borrower's independent certified public accountants, surveys, appraisals, environmental audits by qualified environmental engineers approved by Lender, reports of other independent consultants approved by Lender, and certificates of Borrower's officers. All such evidence must be in form and content satisfactory to Lender.

                      ARTICLE III. - AFFIRMATIVE COVENANTS

      Borrower covenants and agrees that, so long as it may borrow under this Agreement or so long as any indebtedness remains outstanding under the Term Loan or under the Note, Borrower shall:

      SECTION 3.1 MAINTENANCE OF EXISTENCE. Preserve and maintain its existence in good standing in the state of its organization or incorporation and its qualification and good standing in all jurisdictions where such qualification is required under applicable law, and conduct its business in the manner in which it is now conducted subject only to changes made in the ordinary course of business.

      SECTION 3.2 FINANCIAL STATEMENTS; REPORTS. Deliver to Lender (i) within 30 days after each fiscal quarter an unaudited financial statement including a balance sheet and statements of income and cash flows, certified by Borrower's chief executive or chief financial officer to be correct and complete, (ii) within 90 days after the end of each fiscal year a financial statement including a balance sheet of Borrower as of the end of such year and statements of income, cash flows and changes in equity for such year, setting forth in each case in comparative form the corresponding figures for the previous year, together with accompanying schedules and footnotes, audited by the present independent certified public accountants of Borrower or by another firm of independent certified public accountants designated by Borrower which is satisfactory to Lender, such financial statement to be prepared in accordance with generally accepted accounting principles applied in a manner consistent with the financial statements previously furnished to Lender, or if not so prepared, setting forth the manner in which such financial statement departs from generally accepted accounting principles, or from previous financial statements furnished to Lender by Borrower, and (iii) with reasonable promptness, such

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other information (including, without limitation, copies of tax returns and amendments thereto filed by Borrower) as Lender may request.

      SECTION 3.3 MAINTENANCE OF RECORDS; RIGHT OF INSPECTION. Maintain its books, accounts and records in accordance with generally accepted accounting principles, applied in a manner consistent with the financial statements previously furnished to Lender, and shall, at any reasonable time and from time to time, permit any person or entity designated in writing by Lender to visit and inspect any of its properties, books and financial records, and to make copies thereof and take extracts therefrom, and to discuss Borrower's financial affairs with Borrower's financial officers and accountants.

      SECTION 3.4 TAXES. Pay and discharge all taxes, assessments, fees, withholdings and other governmental charges or levies imposed upon it, or upon its income and profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, unless the legality thereof shall be promptly and actively contested in good faith by appropriate proceedings and adequate reserves for such liability are maintained by Borrower pending determination of such contest.

      SECTION 3.5 LITIGATION AND DEFAULT NOTICE. Promptly notify Lender in writing of the occurrence of any Event of Default or of any pending or threatened litigation claiming damages in excess of $25,000 or seeking relief that, if granted, would adversely affect the financial condition or business operations of Borrower.

      SECTION 3.6 MAINTENANCE OF INSURANCE. Maintain and keep in force at all times insurance of the types and in the amounts customarily carried in lines of business similar to Borrower's and such other insurance as Lender may require, including, without limitation, fire, public liability, casualty, property damage, flood damage, and worker's compensation insurance, which insurance shall be carried with companies and in amounts satisfactory to Lender. All casualty and property damage insurance shall name Lender as mortgagee or loss payee, as appropriate, and shall provide for a minimum of thirty days' written notice to Lender before cancellation. Borrower shall deliver to Lender from time to time at Lender's request copies of all such insurance policies and certificates of insurance and schedules setting forth all insurance then in effect.

      SECTION 3.7 MAINTENANCE OF PROPERTIES. Keep all of its properties in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto and thereof so that Borrower's property shall be fully and efficiently preserved and maintained.

      SECTION 3.8 FURTHER ASSURANCES. Perform or take, on request of Lender, such action as may be necessary or advisable to perfect any lien or security interest in any collateral or otherwise to carry out the intent of this Agreement.

      SECTION 3.9 EXPENSES OF LENDER. Borrower will, on demand, reimburse Lender for all expenses, including the fees and expenses of legal counsel for Lender, reasonably incurred in connection with the preparation, administration, amendment, modification, renewal,

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extension or enforcement of the Agreement and the Note and any other documents related to this Agreement and the collection or attempted collection of the Term Loan and any other sum due under this Agreement and the Note after default by Borrower in the payment thereof. Any amounts paid by Lender under this section shall bear interest at the rate specified under the Note. The obligation of Borrower under this section to pay all expenses incurred by Lender shall survive payment of the Term Loan and the Note and termination of this Agreement.

      SECTION 3.10 ERISA. Fund all of its "plans" to which the minimum funding standards of Section 302 of ERISA apply in accordance with such standards; furnish Lender, promptly upon Lender's request, copies of all reports or other statements filed with, or received from, the United States Department of Labor, the Internal Revenue Service, or the Pension Benefit Guaranty Corporation with respect to all of Borrower's "plans"; and promptly advise Lender of the occurrence of any "reportable event" or "prohibited transaction" with respect to any such "plan" (as all of the quoted terms are defined in ERISA).

      SECTION 3.11 COMPLIANCE WITH LAWS. Comply with all applicable present and future local, state and federal laws, including, without limitation, environmental laws and regulations; notify Lender immediately if any "hazardous substance" (as defined in CERCLA) is released, discharged, disposed of, stored, or discovered on any real or personal property owned or leased by Borrower; notify Lender in writing within three days after Borrower receives notice from any governmental authority or any individual or entity claiming violation of any environmental protection law or regulation, or demanding compliance with any environmental protection law or regulation, or demanding payment, indemnity, or contribution for any environmental damage or injury to natural resources; and permit Lender from time to time to observe Borrower's operations and to perform tests (including soil tests and ground water tests) for "hazardous substances" on any real or personal property owned or leased by Borrower.

      SECTION 3.12 USE OF PROCEEDS. Use the proceeds of the Term Loan only in connection with the proposed redemption of the publicly held stock of the Borrower, including related costs and expenses.

                        ARTICLE IV. - NEGATIVE COVENANTS

      Borrower covenants and agrees that, without the prior written consent of Lender, which may be given or withheld in Lender's sole and absolute discretion, so long as it may borrow under this Agreement or so long as any indebtedness remains outstanding under the Term Loan or under the Note, Borrower shall not:

      SECTION 4.1 USE OF PROCEEDS. Use any proceeds of the Term Loan except for the purposes stated in Section 3.12.

      SECTION 4.2 [RESERVED].

      SECTION 4.3 SALE OF ASSETS, CONSOLIDATION, MERGER, ETC. (i) Sell, lease, transfer or otherwise dispose of any of its assets (except in the ordinary course of business and as

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permitted under this Agreement) or all or a substantial part of the properties and assets of Borrower to any person or entity; (ii) consolidate with or merge into any other entity, or permit another entity to merge into Borrower, or acquire stock in or all or substantially all of the properties or assets of any other person or entity or enter into any reorganization, recapitalization or otherwise change Borrower's corporate structure; (iii) enter into any arrangement, directly or indirectly with any person or entity whereby Borrower shall sell or transfer any property, real, personal or mixed, and used and useful in the business of the Borrower, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred; (iv) enter into a partnership or joint venture with any person or entity; or (v) authorize or enter into any plan, letter of intent, or agreement to do any of the foregoing.

      SECTION 4.4 NAME; CHIEF EXECUTIVE OFFICE. Change its name, its state of incorporation, or the location of its chief executive office.

      SECTION 4.5 GUARANTIES, ETC. Guarantee or become directly or contingently liable for any obligation or indebtedness of any other person or entity, except that Borrower may endorse negotiable instruments for collection in the ordinary course of business.

      SECTION 4.6 INVESTMENTS, LOANS. Purchase or hold beneficially any stock, other securities or evidences of indebtedness of, or make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other person or entity except that Borrower may invest in any of the following if they mature within one year from the date of acquisition thereof:
(i) readily marketable direct obligations issued or guaranteed by the United States of America or an agency thereof, (ii) certificates of time deposit issued by commercial banks of recognized standing organized under the laws of, and operating in, the United States of America or one of the States of the United States and having a combined paid-in-capital and paid-in surplus of not less than $10,000,000 in the case of each such bank and (iii) commercial paper rated at least Prime-1 by Moody's Investors Services, Inc., or A-1 by Standard & Poor's Corporation (or having a comparable rating by another rating service of comparable standing).

      SECTION 4.7 DIVIDENDS. Pay or declare any dividend on any of its capital stock after the date hereof, provided, however, that if Borrower is an S Corporation, it may pay dividends not to exceed the amount of income taxes payable by its shareholders attributable to Borrower's income.

      SECTION 4.8 [RESERVED].

      SECTION 4.9 ERISA. Take, or fail to take, any act if such act or failure to act results in the imposition of withdrawal liability under Title IV of ERISA.

      SECTION 4.10 OTHER NEGATIVE COVENANTS. (i) Engage in any business other than that in which Borrower is now engaged or make any material change in the manner in which Borrower conducts Borrower's business; (ii) enter into any transaction which materially and adversely affects Borrower's property or assets or Borrower's ability to repay the Term Loan;

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(iii) enter into any transaction with any affiliate of Borrower except in the ordinary course of business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with a person or entity not an affiliate of Borrower; or (iv) prepay any indebtedness which is subordinate to the Note or other indebtedness of Borrower to Lender.

                   ARTICLE V. - EVENTS OF DEFAULT AND REMEDIES

      SECTION 5.1 EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default hereunder by Borrower;


      (a) Failure to pay when due any payment of principal or interest due on the Note or any sum due hereunder; or

      (b) Failure to pay when due any payment of principal or interest due on any other obligation for money borrowed or the deferred purchase price of goods or services; or

      (c) Default under any other document, note, agreement, mortgage, security agreement, instrument, or understanding with, held by, or executed in favor of Lender; or

      (d) Should any representation or warranty contained herein or made by or furnished on behalf of Borrower in connection herewith be false or misleading in any material respect as of the date made; or

      (e) Failure to perform or observe any covenant or agreement contained in Articles III or IV of this Agreement; or

      (f)   Failure to pay its debts generally as they become due; or

      (g) Borrower's or any Guarantor's making or taking any action to make an assignment for the benefit of creditors, or petitioning or taking any action to petition any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or commencing or taking any action to commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or debtor relief law or statute of any jurisdiction, whether now or hereafter in effect, including, without limitation, any chapter of the federal Bankruptcy Code; or, if there shall have been filed or commenced against Borrower or any Guarantor any such petition, application or proceeding which is not dismissed within 30 days or in which an order for relief is entered; or should Borrower or any such Guarantor by any act or omission indicate its approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver

                                       8

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            or any trustee for it or any substantial part of any of its properties; or should Borrower or any such Guarantor suffer to exist any such custodianship, receivership or trusteeship; or

      (h) Borrower's or any Guarantor's concealing, removing, or permitting to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or making or suffering a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or making any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or suffering or permitting, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within 30 days after the date thereof; or

      (i)   Occurrence of any of the following with respect to Borrower or any
            Guarantor: death (if an individual), death or withdrawal of a general partner (if a partnership), death or withdrawal of a member (if a limited liability company), dissolution or cessation of business (if a partnership, limited liability company, corporation, or other organization), or insolvency.

      SECTION 5.2 REMEDIES. Upon the occurrence of an Event of Default, Lender may (i) terminate all obligations of Lender to Borrower, including, without limitation, any obligations to lend money under this Agreement or the Note, (ii) declare immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived, the Note and any other note of Borrower held by Lender, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, a reasonable attorney's fee if collected by or through an attorney who is not a salaried employee of Lender, whether through arbitration, in bankruptcy or in other judicial proceedings, including appellate proceedings, which costs Borrower hereby agrees to pay) and (iii) pursue any remedy available to it under this Agreement, the Note, the Security Documents, or any other note or agreement made by Borrower with Lender, or available at law or in equity. Notwithstanding the foregoing, upon the occurrence of an Event of Default specified in Sections 5.1(g), 5.1(h) or 5.1(i), the Note and any other note of Borrower to Lender, shall immediately and without notice become due and payable without action of any kind on Lender's part.

                            ARTICLE VI. - DEFINITIONS

      SECTION 6.1 As used in this Agreement, the following terms shall have the meanings set forth below:

      (a) Accounting terms used in this Agreement such as "net income", "working capital", "current assets", "current liabilities", "tangible net worth", and "total liabilities" shall have the meanings normally given them by, and

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            shall be calculated, both as to amounts and classification of items, in accordance with, generally accepted accounting principles.

      (b) "Agreement" means this Term Loan Agreement, as amended or supplemented in writing from time to time.

      (c) "Lender" means the person named in the first sentence of this Agreement and which executes this Agreement below as "Lender", and his successors and assigns.

      (d) "Borrower" means the person or entity named in the first sentence of this Agreement and who executes this Agreement below as "Borrower." For purposes of Section 2.12, 3.10, and 4.9 such term also includes any member of a "controlled group" (as defined in ERISA) of which the named Borrower is a member.

      (d)   "CERCLA" is defined in Section 2.13.

      (e)   "ERISA" is defined in Section 2.12

      (f)   "Event of Default" is defined in Section 5.1.

      (g) "Guarantor" means any person or entity who endorses the Note or who now or hereafter guarantees payment or collection of the Term Loan in whole or in part.

      (h) "Note" is defined in Section 1.1 and includes any promissory note or notes given in extension or renewal of, or in substitution for, the original Note, and any amendment to the original Note or to any promissory note or notes given in extension or renewal of, or in substitution for, such note.

      (i)   "Term Loan" is defined in Section 1.1.

                          ARTICLE VII. - MISCELLANEOUS

      SECTION 7.1 NO WAIVER. No delay or failure on the part of Lender in the exercise of any right, power or privilege granted under this Agreement or the Note, or available at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any Event of Default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against Lender unless made in writing and signed by Lender, and then only to the extent expressly specified therein.

      SECTION 7.2 NOTICES. All notices or consents required or permitted by this Agreement shall be in writing and shall be deemed to have been given or made (i) when actually

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received, if delivered by hand or sent by facsimile transmission, or (ii) upon the earlier of actual receipt or five (5) days after mailing, if sent by U.S. Mail, postage prepaid, and addressed as follows:

         (a) If to Lender,                Dempsey Boyd
                                          13217 Oleander Drive
                                          Panama City Beach, Florida 32407
                                          Facsimile Number:_____________________


         (b) If to Borrower,              Boyd Bros. Transportation Inc.
                                          3275 Highway 30
                                          Clayton, Alabama 36016
                                          Facsimile Number: (334) 775-1432
                                          Attention: Gail Cooper

Either Borrower or Lender, or both, may change its address for notice purposes by notice to the other party in the manner provided herein.

      SECTION 7.3 GOVERNING LAW. This Agreement and the Note shall be governed by and construed and enforced in accordance with the substantive laws of the United States and, to the extent not inconsistent therewith, the laws of the State of Alabama, without regard to principles governing conflicts of law.

      SECTION 7.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement or made or furnished on behalf of Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Note and the making of the Term Loan, and shall survive until the Term Loan and all interest thereon are paid in full, and thereafter as provided in Section 7.10.

      SECTION 7.5 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of Borrower and Lender, and their respective successors and assigns; provided, however, Borrower shall have no right to assign its rights or obligations hereunder to any person or entity.

      SECTION 7.6 TIME OF THE ESSENCE. Time is of the essence in the payment and performance of every term and covenant of this Agreement and the Note.

      SECTION 7.7 AMENDMENTS, ETC. This Agreement may be amended or modified, and Borrower may take any action herein prohibited, or omit to perform any action required to be performed by it, only if Borrower shall obtain the prior written consent of Lender to such amendment, modification, action or omission to act, and no course of dealing between Borrower and Lender shall operate as a waiver of any right, power or privilege granted under this Agreement, under the Note, or available at law or in equity. This Agreement and the Note contain the entire agreement between Borrower and Lender regarding the Term Loan. No oral representations or statements shall be binding on Lender, and no agent of Lender has the

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authority to vary the terms of this Agreement except in writing on the face hereof or on a separate page attached hereto.

      SECTION 7.8 CUMULATIVE RIGHTS. All rights, powers, privileges and remedies granted hereunder shall be cumulative, may be exercised successively or concurrently, and shall not be exclusive of any other rights, powers, privileges or remedies granted by the Note or any other document or agreement, or available at law or in equity.

      SECTION 7.9 SET-OFF, ETC. Upon the occurrence and during the continuation of an Event of Default, Borrower recognizes Lender's right, without notice or demand, to apply any indebtedness due or to become due to Borrower from Lender in satisfaction of any of the indebtedness, liabilities or obligations of Borrower under this Agreement, under the Note, or under any other note, instrument, agreement, document or writing of Borrower held by or executed in favor of Lender, including, without limitation, the right to set off against any deposits and cash collateral of Borrower held by Lender.

      SECTION 7.10 INDEMNITY. Borrower hereby agrees to indemnify Lender and his agents and attorneys against, and to hold Lender and all such other persons harmless from, any claims, demands, liabilities, costs, damages, and judgments (including, without limitation, liability under CERCLA, the Federal Resource Conservation and Recovery Act, or other environmental law or regulation, and costs of defense and attorneys' fees) resulting from any Representation or Warranty made by Borrower or on Borrower's behalf pursuant to Article II of this Agreement having been false when made, or resulting from Borrower's breach of any of the covenants set forth in Articles III or IV of this Agreement. This Agreement of indemnity shall be a continuing agreement and shall survive payment of the Term Loan and the Note and termination of this Agreement.

      SECTION 7.11 [RESERVED].

      SECTION 7.12 SEVERABILITY. Any provision of this Agreement or any other loan document to which Borrower is or is to be a party which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 7.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but when taken together shall constitute but one agreement, and any party may execute this Agreement by executing and delivering any one or more of such counterparts.

      SECTION 7.14 SECTION TITLES. The section titles contained in this Agreement are for convenience only, are without substantive meaning, and are not a part of the agreement between the parties hereto.

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

                          ARTICLE VIII. - SUBORDINATION

      This Agreement is subordinated to all indebtedness now or hereafter owing by the maker to LaSalle Bank National Association, Chicago, Illinois, as provided in that certain Subordination Agreement dated as of September 13, 2004.

            WITNESS the hands and seals of the parties hereto or their duly authorized officers, partners, members or agents on or as of the date first above written.

                                    BORROWER:

                                          BOYD BROS. TRANSPORTATION INC.


                                    By:          /S/ GAIL B. COOPER
                                       -----------------------------------------
                                    Name:        Gail B. Cooper
                                    Title: President and Chief Executive Officer

                                    LENDER:

                                                  /S/ DEMPSEY BOYD
                                    ------------------------------------------
                                            Dempsey Boyd, individually

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